Exhibit 6
AGREEMENT CONCERNING JOINT FILING
OF AMENDMENT NO. 1 TO SCHEDULE 13D
     The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.
     The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.
Dated: December 9, 2009

GENNX360 GVI HOLDING, INC.

By: Name:	/s/ Matthew Guenther Matthew Guenther
Title:	Vice President

GENNX360 GVI ACQUISITION CORP.

By:	/s/ Matthew Guenther

Name:	Matthew Guenther
Title:	Vice President

GENNX360 CAPITAL PARTNERS, L.P.
By: GenNx360 GP, LLC
Its: General Partner

By:	/s/ Lloyd G. Trotter

Name:	Lloyd G. Trotter
Title:	Managing Member

GENNX360 GP, LLC

By:	/s/ Lloyd G. Trotter

Name:	Lloyd G. Trotter
Title:	Managing Member

GENNX360 MANAGEMENT COMPANY, LLC

By:	/s/ Lloyd G. Trotter

Name:	Lloyd G. Trotter
Title:	Managing Member

/s/ Ronal E. Blaylock

Ronald E. Blaylock

/s/ Arthur H. Harper

Arthur H. Harper

/s/ Lloyd G. Trotter

Lloyd G. Trotter